Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Amir Aghdaei, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Envista Holdings Corporation for the period ended March 29, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Envista Holdings Corporation as of and for the periods presented in the Report.

Date: May 1, 2024
/s/ Amir Aghdaei
Amir Aghdaei
President and Chief Executive Officer

I, Stephen Keller, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Envista Holdings Corporation for the period ended March 29, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Envista Holdings Corporation as of and for the periods presented in the Report.

Date: May 1, 2024
/s/ Stephen Keller
Stephen Keller
Principal Financial Officer